SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant To Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule l4a-12

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
        --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      4041 N. CENTRAL AVENUE, SUITE B-200
                             PHOENIX, ARIZONA 85012

                                                                January 20, 1999

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Interactive Flight Technologies, Inc. (the "Company"), to be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on February 4, 1999 at 10:00 a.m., local time.

     At the Annual Meeting, in addition to the election of two directors, an amendment to the Company's 1997 Stock Option Plan, and the appointment of independent auditors, you will be asked, among other things, to consider and approve the Company's reincorporation by means of a merger with New IFT Corporation, a Delaware corporation ("New IFT"), for purposes of electing not to be governed by Section 203 of the General Corporation Law of Delaware ("Delaware Law"), thereby permitting the Company to engage in business transactions with Ocean Castle Partners, LLC ("Ocean Partners") without requiring the approval of 66 2/3% of all stockholders as excluding Ocean Castle and its affiliates and associates.

     The enclosed proxy statement contains important information concerning the directors to be elected and the other proposals to be considered at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

                                          Sincerely,

                                          /s/ IRWIN L. GROSS
                                          -------------------------
                                          Irwin L. Gross
                                          Chairman of the Board and
                                          Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
              TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE
             THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ENVELOPE
            PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
                                ANNUAL MEETING.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      4041 N. CENTRAL AVENUE, SUITE B-200
                             PHOENIX, ARIZONA 85012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 4, 1999

TO THE STOCKHOLDERS OF INTERACTIVE FLIGHT TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on February 4, 1999, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy
Statement:

          1. To elect two directors who would serve until the 2002 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

          2. To approve the Company's reincorporation by means of a merger with New IFT Corporation, a Delaware corporation ("New IFT"), for purposes of electing not to be governed by Section 203 of the General Corporation Law of Delaware ("Delaware Law"), thereby permitting the Company to engage in business transactions with Ocean Castle Partners, LLC ("Ocean Partners") without requiring the approval of 66 2/3% of all stockholders excluding Ocean Partners and its affiliates and associates (the "Reincorporation Proposal").

          3. To approve the grant of options to purchase shares of the Company's Class A Common Stock by Irwin L. Gross, Chief Executive Officer of the Company.

          4. To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Class A Common Stock for which options may be granted under such Plan.

          5. To approve the appointment by the Board of Directors of KPMG LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1999.

          6. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on January 11, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the fiscal year ended October 31, 1998 is enclosed.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS PRESENT IN PERSON OR IS REPRESENTED BY PROXY. ACCORDINGLY, THE COMPANY EARNESTLY REQUESTS THAT YOU DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT IS GREATLY APPRECIATED.

January 20, 1999                              By Order of the Board of Directors

                                              /s/ DAVID N. SHEVRIN
                                              --------------------
                                              David N. Shevrin
                                              Secretary

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      4041 N. CENTRAL AVENUE, SUITE B-200
                             PHOENIX, ARIZONA 85012

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 4, 1999

                            ------------------------

     This Proxy Statement and the accompanying proxy are being furnished to stockholders of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use in voting at the Annual Meeting of Stockholders to be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on February 4, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended October 31, 1998, including financial statements, are first being mailed or delivered to stockholders of the Company on or about January 20, 1999.

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

          1. To elect two directors who would serve until the 2002 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

          2. To approve the Company's reincorporation by means of a merger with New IFT Corporation, a Delaware corporation ("New IFT"), for purposes of electing not to be governed by Section 203 of the General Corporation Law of Delaware ("Delaware Law"), thereby permitting the Company to engage in business transactions with Ocean Castle Partners, LLC ("Ocean Partners") without requiring the approval of 66 2/3% of all stockholders excluding Ocean Partners and its affiliates and associates (the "Reincorporation Proposal").

          3. To approve the grant of options to purchase shares of the Company's Class A Common Stock by Irwin L. Gross, Chief Executive Officer of the Company.

          4. To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Class A Common Stock for which options may be granted under such Plan.

          5. To approve the appointment by the Board of Directors of KPMG LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1999.

          6. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The enclosed proxy provides that each stockholder may specify that his or her shares be voted "For", "Against" or "Abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated.

     Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

     Representatives of KPMG LLP, independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

     The Board has fixed the close of business on January 11, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date, the Company had
(i) 5,317,900 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) 1,185,186 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") issued and outstanding. Each holder of Class A Common Stock will be entitled to one vote per share and each holder of Class B Common Stock will be entitled to six votes per share, either in person or by proxy, on each matter presented to the stockholders of the Company at the Annual Meeting. The shares of Class B Common Stock held in escrow pursuant to the Stock Escrow Agreement (1,066,667 shares) will be cancelled and contributed to the Company's capital on January 31, 1999, and therefore such shares will not be entitled to vote at the Annual Meeting.

     The holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes represented in person or by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the votes represented in person or by proxy at the Annual Meeting is required to approve Proposals 4 and 5. The affirmative vote of the holders of 66 2/3% of the votes entitled to be cast at the Annual Meeting (whether or not represented in person or by proxy at the Annual Meeting), excluding shares owned by Ocean Partners or its affiliates or associates, is required to approve Proposals 2 and 3.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

     The Board currently consists of five members. The Company's Amended and Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). At the Annual Meeting or any adjournments or postponements thereof, two Class I directors are to be elected to serve for a three year term and until their respective successors are elected and qualified. Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Should any of the listed persons be unable to accept nomination or election (which the Board does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board may recommend.

INFORMATION REGARDING THE DIRECTORS AND NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

     Each of the nominees for election as director is now a director of the Company. Each was elected to the Board at the Annual Meeting held on October 30, 1998 and were initially elected to the Board on September 15, 1998.

     The following table sets forth the names, ages and current positions with the Company of the nominees for director. It also indicates the class which such director belongs.

NAME                           CLASS   AGE   POSITION
----                           -----   ---   --------
M. Moshe Porat...............    I     51    Director
James W. Fox.................    I     48    President, Chief Operating Officer
                                             and Director

     M. MOSHE PORAT, is currently the Dean of the School of Business and Management at Temple University. He is the Chairholder of the Joseph E. Boettner Professorship in Risk Management and Insurance. From 1988 to 1996 he was Chairman of the Risk Management, Insurance and Actuarial Science Department at Temple University. He received his undergraduate degree in economics and statistics (with distinction) from Tel Aviv University. His M.B.A. (Magna Cum Laude) is from the Recanati Graduate School of Management at Tel Aviv University. He completed his doctoral work at Temple University. Prior to his academic work, Dr. Porat served as deputy general manager of a large international insurance brokerage firm and insurance company as an economic and financial consultant. Dr. Porat has authored several monographs on captive insurance companies and their use in risk management, has published numerous articles on captive insurance companies, self insurance and other financial and risk topics, has served as an expert witness and has won several awards. Dr. Porat holds the CPCU professional designation and is a member of ARIA (American Risk and Insurance Association), IIS (International Insurance Society), RIMS (Risk and Insurance Management Society) and Society of CPCU.

     JAMES W. FOX, is presently the President and Chief Operating Officer of the Company. He was formerly the Managing Partner of First Lawrence Capital Corp., located in New York City, and was responsible for the firm's management and the growth of its mergers and acquisitions advisory and principal investment activities. From 1989 to 1996, Mr. Fox was a director with national practice development and management responsibility with Coopers & Lybrand in New York, with primary responsibility for mergers and acquisitions activities. He has held senior mergers and acquisitions positions with General Foods Corp., Arthur Young and W.R. Grace Co. Mr. Fox has a Bachelor of Arts degree in Mathematics and History from Amherst College and an M.B.A. in Finance from the University of Pennsylvania's Wharton School.

     None of these persons has any family relationship to any other.

     The continuing directors are as follows:

     IRWIN L. GROSS, 55, is the Chief Executive Officer and Chairman of the Board of Directors of the Company. He is a founder of ICC Technologies, Inc., a publicly held company listed on NASDAQ National Market, which is currently engaged in internet related technology, and was the chairman and a director since the Company's inception in May 1984. Since 1988, ICC has been engaged in the design, manufacturing and marketing of innovative climate control systems. Mr. Gross retired from that company in July 1998 to pursue an array of investment strategies. Mr. Gross currently is a shareholder in ICC. In addition, Mr. Gross had served as the chief executive officer of Engelhard/ICC, a joint venture between ICC and Engelhard which was the successor to ICC's business and which ICC Technologies, Inc. from its formation in February 1994 to its restructuring in February 1998, was a fifty percent (50%) parent with Engelhard Corporation. In February 1998 Engelhard/ICC was restructured. In April 1998, ICC acquired by merger Rare Medium, Inc. which is an Internet service provider. Mr. Gross was also a founder of Interdigital Company (AMEX) and served as a director and executive vice president until April 1984. Mr. Gross has served as a consultant to, investor in and director of, numerous publicly held and private companies. Mr. Gross also serves on the board of directors of several charitable organizations. Mr. Gross has a Bachelor of Science degree in Accounting from Temple University and a Juris Doctor degree from Villanova University.

     CHARLES T. CONDY, 59, had been a director of ICC Technologies, Inc. since June 1996. Mr. Condy is the founder, chairman and chief executive officer of Next Century Restaurants, Inc., a private company which is the owner of Aqua, and Charles of Nob Hill, both of which are in San Francisco, and Aqua of Las Vegas. He is founder and has been chairman and chief executive officer of Proven Alternatives, Inc., a privately held international energy management company, since 1991. Mr. Condy was chairman and chief executive officer of California Energy Company, Inc., a geothermal energy company which he founded in 1971, and which become the largest geothermal energy company in the world. Prior to founding California Energy Company, Mr. Condy was executive vice president -- Western region of John Nuveen and Company, members of the New York Stock Exchange. In the public policy area, Mr. Condy helped found and has served as a board member of the Business Council for a Sustainable Energy Future and the Coalition for Energy Efficiency and Renewable Technologies. Mr. Condy currently advises the U.S. Department of Energy, the U.S. Agency for International

Development, and the U.S. Asian Environmental Partnership on energy efficiency technology transfer and related funding to developing economies.

     STEPHEN SCHACHMAN, 55, is presently a private consultant and is the owner of his own consulting firm, Public Affairs Management, located in the suburban Philadelphia area. From 1992 to 1995 Mr. Schachman was an executive officer and consultant to Penn Fuel Gas Company, a supplier of natural gas products. Prior thereto, he was an attorney with the Philadelphia law firm of Dilworth, Paxson, Kalish & Kaufman. Mr. Schachman was also executive vice president of Bell Atlantic Mobile System and prior thereto president of the Philadelphia Gas Works, the largest municipally owned gas company in the United States. Mr. Schachman has a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor degree from the Georgetown University Law School.

MEETINGS OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them, through operating and financial reports routinely presented at Board and committee meetings by Irwin L. Gross, as the Chairman of the Board, and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board meetings but also through personal meetings and other communications, including considerable telephone contact, with the Chief Executive Officer and others regarding matters of interest and concern to the Company.

     During the fiscal year ended October 31, 1998, the Company's Board of Directors held seven (7) meetings. Each person who was then a director attended all of the Board meetings.

BOARD COMMITTEES

     The Board does not have a nominating committee and, in connection with the reduction in the number of directors, the Executive Committee has been suspended and its function has been assumed by the entire Board.

     The Board does have an Audit Committee whose purpose is to recommend the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee currently consists of Messrs. Condy and Schachman. There was no Audit Committee in session during any of the meetings of the Board of Directors during fiscal 1998. The Board also has a Compensation Committee which currently consists of Messrs. Condy and Porat. The Compensation Committee is responsible for approving the compensation arrangements of senior management and recommending approval by the Board of Directors of amendments to the Company's benefit plans. There was no Compensation Committee in session during any of the meetings of the Board of Directors during fiscal 1998.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The election of directors requires a plurality vote of those votes represented in person or by proxy at the Annual Meeting. Accordingly, the two nominees receiving the highest number of votes from holders of shares of the Common Stock represented and voting at the Annual Meeting will be elected to serve on the Board. Abstentions and broker non-votes will have no effect on the election of the directors listed above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF M. MOSHE PORAT AND JAMES W. FOX AS CLASS I DIRECTORS.

                                   PROPOSAL 2

                          THE REINCORPORATION PROPOSAL

     Stockholders of the Company are being asked to approve the Reincorporation Proposal so that the Company will not be governed by Section 203 of Delaware Law. Pursuant to the Reincorporation Merger, stockholders will exchange their shares of Common Stock for an equal number of shares of common stock of NEW IFT, a Delaware corporation. Pursuant to an Agreement and Plan of Merger, dated as of January 19, 1999, between the Company and NEW IFT (the "Merger Agreement"), the Company will be merged into NEW IFT and NEW IFT will change its name to "Interactive Flight Technologies, Inc." (the "Merger").

     NEW IFT is currently a non-operating, wholly owned subsidiary of the Company formed for the purpose of completing the Merger. Upon the completion of the Merger, NEW IFT will own all assets presently owned by the Company and will conduct the business operations presently conducted by the Company. No material change in the business, management, operations or financial statements of the Company will result from the Merger. All of the Company's contracts and other assets will vest in NEW IFT. The officers and directors of the Company immediately prior to the transaction will continue to be the officers and directors of NEW IFT.

     The following discussion summarizes certain aspects of the reincorporation. This summary is qualified in its entirety by the Merger Agreement attached as Appendix A to this Proxy Statement.

BACKGROUND OF THE MERGER; SECTION 203

     On August 25, 1998, Ocean Castle Partners, LLC ("Ocean Partners") filed preliminary consent solicitation materials with the Securities and Exchange Commission requesting other stockholders to join with Ocean Partners to remove the Company's existing Board and select a slate of directors proposed by Ocean Partners. At that time, Ocean Partners was a 35.9% beneficial owner of the voting power of the Company pursuant to the Voting Agreement as described below. On September 2, 1998, Ocean Partners filed preliminary consent solicitation/proxy material with the Securities and Exchange Commission to elect its slate and to support and oppose certain proposals set forth by the Company. On September 15, 1998, the former Board of Directors resigned and elected the current directors (who were the Ocean Partners nominees) as the Board of the Company. In connection with such resignations, the new Board has undertaken the following: (i) to have at least one independent director, (ii) that at least one independent director has to approve certain transactions with the Company and
(iii) the Company will get an outside valuation opinion if it undertakes certain transactions. At the Annual Meeting of Stockholders on October 30, 1998, the current Board was elected to staggered terms.

     Section 203 defines any person that owns, or has the right to acquire, 15% or more of a corporation's voting stock as an "interested stockholder." Accordingly, Ocean Partners became an interested stockholder pursuant to the Proxy Agreement on August 13, 1998. Subject to certain exceptions, Section 203 prohibits business combinations between corporations and interested stockholders for a three-year period following the date of the transaction in which such stockholder becomes an "interested stockholder," unless the Board gives prior approval to such transaction or unless the business combination is approved by the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. The Proxy Agreement was not approved in advance by the then Board. Accordingly, pursuant to Section 203, Ocean Partners is prohibited, for a three-year period ending on August 14, 2001, from engaging in any "business combination" with the Company, unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Company not owned by Ocean Partners. Section 203 broadly defines business combinations to include certain mergers of the Company (including the Merger); certain transfers of assets to the interested stockholder by the Company; certain issuances or transfers by the Company or any subsidiary of the Company to an interested stockholder of shares of stock of the Company or of any subsidiary; certain other transactions resulting in an increase in the proportionate share of stock of the Company owned by the interested stockholder; and the receipt by an interested stockholder of certain financial benefits provided by or through the Company or a direct or indirect majority-owned subsidiary of the Company.

     The Reincorporation Proposal is submitted in this Proxy Statement for such approval by the Company's stockholders. While Section 203 is intended to provide anti-takeover protection for Delaware corporations by imposing supermajority disinterested stockholder voting requirements for certain self-dealing transactions with large stockholders, the Board believes that potential transactions between Ocean Partners and the Company could be beneficial to both the Company and its stockholders (without regard to Ocean Partners) and that the need to meet the supermajority disinterested stockholder approval requirements under Section 203 for each such transaction makes it more difficult to pursue potentially attractive opportunities and more time consuming and expensive to effect them. In that connection, the Board notes that Delaware Law will continue to require that directors satisfy their fiduciary duties to all of the stockholders of the Company when considering transactions with interested stockholders. Moreover, the Board has a policy that calls for approval of certain transactions between the Company and others by at least one independent director. Directors and officers of Ocean Partners comprise only one of the five members of the Company's Board. Irwin L. Gross, Chairman of the Board and Chief Executive Officer of the Company, is the sole member of Ocean Partners. Such director may be deemed to have a conflict of interest with respect to transactions between the Company and Ocean Partners.

     The Reincorporation Proposal provides for the merger of the Company into NEW IFT. NEW IFT's certificate of incorporation contains a provision specifically electing not to be governed by Section 203. Accordingly, if the Reincorporation Proposal is approved, NEW IFT, as successor to the Company, will be able to enter into transactions with Ocean Partners without obtaining the stockholder approval required by Section 203. Except for eliminating the requirement that certain transactions be subject to the supermajority stockholder vote requirement imposed by Section 203, the Merger will have no effect on the rights of stockholders to vote generally under other provisions of Delaware Law or the requirement that the Company obtain approval of stockholders pursuant to the rules of NASDAQ.

     Since Ocean Partners will no longer beneficially own approximately 35.9% of the voting power of the Company after January 31, 1999, and no longer control the Company pursuant to such voting power, and with certain fiduciary safeguards in place, the Board believes that the Reincorporation Proposal will now allow certain transactions between Ocean Partners and the Company which may be beneficial to the Company.

REASONS FOR THE REINCORPORATION PROPOSAL; RECOMMENDATION OF THE BOARD

     The entire Board (with Mr. Gross abstaining) determined the Reincorporation Proposal to be in the best interests of the Company and its stockholders (without regard to Ocean Partners). This determination was based on the following considerations:

       (i) Given the Company's current development objectives and business strategy, the Board believes that any anti-takeover benefits that might arise under Section 203 are outweighed by the Company's need for the support of Ocean Partners and its experience in developing and implementing business strategies.

      (ii) The number and importance of proposed transactions with Ocean Partners illustrate the need for avoiding unnecessary impediments (i.e., the uncertainty, cost and delay associated with obtaining the supermajority disinterested stockholder vote) to such transactions.

     (iii) The undesirability of repeatedly seeking stockholder approval under
Section 203, particularly where the Company is a party to continuing arrangements with Ocean Partners and Mr. Gross with respect to the numerous business opportunities to which Mr. Gross may be privy.

      (iv) Even after Section 203 no longer applies to the Company, certain transactions involving the Company will continue to require the approval of at least one independent director.

       (v) The supermajority disinterested voting requirement of Section 203 will expire automatically with respect to transactions with Ocean Partners in August, 2001, and because of the onerous burdens of complying with Section 203, the Board concluded that early termination of these requirements with respect to Ocean Partners would be beneficial.

      (vi) In evaluating whether to eliminate Section 203 with respect to Ocean Partners only or with respect to Ocean Partners and any other stockholder that might become an interested stockholder in the future, the Board considered it beneficial to eliminate this potential hurdle in connection with a change of control transaction involving the Company. The Board believes it has or could implement adequate means to assure that stockholders are treated fairly in such a transaction.

     THE BOARD (WITH MR. GROSS ABSTAINING) HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE REINCORPORATION PROPOSAL.

REINCORPORATION

     The Reincorporation will be effected by means of a merger by the Company with and into NEW IFT, a wholly owned subsidiary of the Company. The Certificate of Incorporation of NEW IFT is identical to the Amended and Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation of NEW IFT contains a provision electing not to be governed by Section 203. All benefit plans of the Company will be adopted by NEW IFT. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware. The Merger Agreement provides that, upon the filing of the certificate of merger, the name of NEW IFT will be changed to "Interactive Flight Technologies, Inc." It is anticipated that such filing will be effected immediately following the approval of the Merger by the stockholders of the Company. Except as discussed below, the Merger will have no effect on the rights of the stockholders of the Company.

EFFECT OF THE REINCORPORATION PROPOSAL ON THE RIGHTS OF THE COMPANY'S
STOCKHOLDERS

     The Certificate of Incorporation of NEW IFT will be identical to the Amended and Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation contains a provision electing not to be governed by Section 203. As a result, stockholders of the Company will not have the right to a vote in connection with transactions between Ocean Partners and NEW IFT unless the requirement of stockholder approval is imposed by another provision of Delaware Law or the rules of NASDAQ. In addition, if any other person or entity acquires 15% or more of NEW IFT, such person or entity will not be subject to Section 203.

     The Reincorporation Proposal, if approved, would allow the Company to enter into "business combinations" (including financing arrangements involving the issuance of Common Stock) without requiring the approval of 66 2/3% of the holders of Common Stock excluding Ocean Partners.

VOTE REQUIRED

     Under Delaware Law, the affirmative vote of the holders of 66 2/3% of the outstanding shares of the Common Stock, excluding shares beneficially owned by Ocean Partners and its affiliates and associates, is required to approve the Reincorporation Proposal. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Reincorporation Proposal.

     THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 2 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3

                       GRANT OF OPTIONS TO IRWIN L. GROSS

     The holders of Common Stock are being asked to approve the grant by the Board of Directors on December 11, 1998, with Irwin L. Gross abstaining, of options to Irwin L. Gross, Chief Executive Officer of the Company to purchase 600,000 shares of Class A Common Stock at fair market value on the date of grant, pursuant to a separate option agreement with Mr. Gross. The right to purchase such shares vests at 120,000 shares per year over a five-year period. As discussed above, Section 203 of the Delaware Law prevents the Company from granting options to Mr. Gross without the approval of 66 2/3% of the holders of Common Stock excluding Ocean Partners. The Board of Directors of the Company has determined that Mr. Gross has halted the downward spiral of the Company and is implementing a strategy to increase value for all of the holders of the Company's Common Stock and that he should, subject to stockholder approval, be able to participate in such enhancement of shareholder value. Therefore, the Board, with Mr. Gross abstaining, has approved such grant, subject to stockholder approval.

VOTE REQUIRED

     Under Delaware Law, the affirmative vote of the holders of 66 2/3% of the outstanding shares of the Common Stock, excluding shares beneficially owned by Ocean Partners and its affiliates and associates, is required to approve the grant of options to Mr. Gross. As a result, abstentions and broker non-votes are effectively equivalent to votes against the grant of options to Mr. Gross.

     THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL 3.

                                   PROPOSAL 4

              APPROVAL OF AMENDMENT TO THE 1997 STOCK OPTION PLAN

     The Board of Directors proposes that the Plan be amended to increase the aggregate number of shares of Class A Common Stock subject to issuance under the Plan by 275,000 shares from 500,000 shares to 775,000 shares. The proposed increase is intended to serve the purposes of the Plan, which are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company.

     For a detailed description of the principle features of the Plan, see "Executive Compensation -- Stock Options."

REQUIRED AFFIRMATIVE VOTE

     Under Delaware law and the Bylaws of the Company, approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. For this purpose abstentions will have or the effect of a vote against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 4 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL 4.

                                   PROPOSAL 5

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

BACKGROUND; PROPOSAL

     The Board of Directors has selected KPMG LLP ("KPMG") to act as its independent accountants for the fiscal year ending October 31, 1999 and the financial statements relating thereto. KPMG previously acted as the Company's independent accountants for its 1996, 1997 and 1998 fiscal years.

     The stockholders are being asked to approve the appointment of KPMG by the Board of Directors for the fiscal year ending October 31, 1999. In the event the appointment is not approved, the Board of Directors will reconsider its selection.

     Representatives of KPMG are expected to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Such representatives also will be afforded an opportunity, should they so desire, to make any statements to the stockholders that they deem appropriate.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Under Delaware law and the Bylaws of the Company, approval of the appointment of KPMG, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1999 requires the affirmative vote of the holders of a majority of the votes represented in person or by proxy and cast at the Annual Meeting. For this purpose, abstentions will have the effect of votes against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

               THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE
                          "FOR" APPROVAL OF PROPOSAL 5.

PROXY AGREEMENT AND VOTING AGREEMENT

     Pursuant to an agreement dated August 13, 1998 (the "Proxy Agreement"), Ocean Partners entered into an arrangement with Yuri Itkis, Donald H. Goldman and Boris Itkis, whereby Ocean Partners has been granted an irrevocable proxy ("Ocean Proxies") to vote all of the shares of Class A Common Stock and Class B Common Stock beneficially owned by Messrs. Yuri Itkis, Goldman and Boris Itkis. Yuri Itkis is the father of, and Boris Itkis is the brother of Michail Itkis. The Proxy Agreement also provides for consulting agreements between Ocean Partners and Messrs. Yuri Itkis and Donald Goldman, whereby, among other things, Ocean Partners or its nominees, upon the election of the Ocean Nominees which will constitute a majority of the Board of Directors of the Company, will pay Yuri Itkis and Donald Goldman each, $200,000 a year for 5 years, for services in connection with current or future business strategies of the Company. Yuri Itkis and Donald Goldman are currently receiving such payments from the Company and providing consulting services to the Company.

     By virtue of its status as the holder of the Ocean Proxies, Ocean Partners may be deemed to beneficially own all of the 743,704 (35.9% of the outstanding voting power) shares of Class B Common Stock owned by Messrs. Yuri Itkis, Donald Goldman and Boris Itkis as set forth below under "Security Ownership Of Certain Beneficial Owners And Management." Irwin L. Gross also beneficially owns 116,875 shares of Class A Common Stock. The shares of Class B Common Stock that are currently in escrow (1,066,667 shares), which includes all but 118,519 shares subject to the Proxy Agreement, will be cancelled on January 31, 1999.

     On August 11, 1998, Mr. Gross entered into an agreement (the "Voting Agreement") with Steven Fieldman and Lance Fieldman, whereby Messrs. Fieldman and Fieldman agreed to continue to vote the shares of Class B Common Stock and Class A Common Stock beneficially owned by them in proportion to the vote of other stockholders on matters submitted to stockholders. According to publicly available information concerning the Company, Steven Fieldman beneficially owns 151,112 shares of Class B Common Stock and 118,333 shares of Class A Common Stock (together representing 8.0% of the outstanding voting power) and Lance Fieldman beneficially owns 53,333 shares of Class B Common Stock and 15,000 shares of Class A Common Stock (together representing 2.63% of the outstanding voting power). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Messrs. Fieldman and Fieldman have previously agreed, pursuant to their severance agreements with the Company, to vote all shares on all matters in proportion to the vote of the Company's other stockholders. The Voting Agreement provided that if the Ocean Partners nominees constitute a majority of the Board of Directors of the Company, Irwin Gross will use his best efforts to cause the Company to enter into a consulting agreement with Steven Fieldman pursuant to which he would be engaged to advise the Company, at $55,000 a year for 1 year, concerning current or future business strategies of the Company. The Company has entered into a consulting agreement with Mr. Fieldman. The shares of Class B Common Stock held in escrow (1,066,667 shares), which includes all of the shares of Class B Common Stock beneficially owned by the Fieldmans, will be cancelled on January 31, 1999.

                               EXECUTIVE OFFICERS

     The following table sets forth the names, ages and current positions with the Company of the Company's current executive officers:

NAME                                AGE   POSITION
----                                ---   --------
Irwin L. Gross....................  54    Chief Executive Officer

James W. Fox......................  48    President and Chief Operating Officer

Morris C. Aaron...................  34    Vice President and Chief Financial
                                          Officer

David N. Shevrin..................  36    Secretary

     Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended October 31, 1998, October 31, 1997 and October 31, 1996 to (i) the Chief Executive Officer (the "CEO"), and (ii) those executive officers other than the CEO as well as one other employee whose total annual compensation for the 1998 fiscal year exceeded $100,000 (the "Named Executives"). The compensation presented below does not include any perquisites and other personal benefits, securities or property paid to the individuals in which the aggregate amount was less than $50,000 or 10% of the total annual salary and bonus reported for the Named Executive.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                              ANNUAL                      COMPENSATION
                                FISCAL       ANNUAL        COMPENSATION                   STOCK OPTION
NAME AND PRINCIPAL POSITION      YEAR    COMPENSATION($)     BONUS($)     SEVERANCE($)      AWARDS(#)
---------------------------     ------   ---------------   ------------   ------------   ---------------
Irwin L. Gross,                  1998             --              --              --              --
Chief Executive Officer(1)       1997             --              --              --              --
                                 1996             --              --              --              --
Michail Itkis,                   1998        233,990              --       1,539,881              --
Chief Executive Officer (2)      1997        263,995         279,075              --              --
                                 1996        188,933              --              --         125,000
Thomas M. Metzler,               1998        304,189              --       1,009,761              --
President and Chief Operating    1997        314,000         181,399              --          83,333
Officer (3)                      1996             --              --              --              --

John W. Alderfer,                1998        187,194              --         504,000              --
Chief Financial Officer (4)      1997        214,000         111,630              --              --
                                 1996         13,846              --              --          58,333
Frank Gomer,                     1998        153,686          54,445              --           7,667
President -- Interactive         1997         96,058          20,000              --           9,000
Entertainment Division (5)       1996             --              --              --              --

------------------
(1) Mr. Gross started employment with the Company on September 15, 1998.

(2) Mr. Itkis's employment was terminated with the Company on September 15, 1998. Excludes relocation and temporary living expenses of $62,718 and $114,997 paid to Mr. Itkis during the 1997 and 1996 fiscal years, respectively. The amount for the annual bonus during the 1997 fiscal year includes 30,525 shares of the Company's Class A Common Stock valued at a fair market value of $3.00 on the date of transfer. Mr. Itkis received $65,625 for unused accrued vacation upon his termination.

(3) Mr. Metzler started employment with the Company on November 23, 1996, and his employment was terminated on September 15, 1998. Excludes relocation and temporary living expenses of $16,662 and $43,555 paid to Mr. Metzler during the 1998 and 1997 fiscal years. The amount for the annual bonus during the 1997 fiscal year includes 19,841 shares of the Company's Class A Common Stock valued at a fair market value of $3.00 on the date of transfer. Mr. Metzler received $23,625 for unused accrued vacation upon his termination.

(4) Mr. Alderfer started employment with the Company on October 2, 1996, and his employment was terminated on September 15, 1998. Excludes relocation and temporary living expenses of $22,719, $28,410 and $7,569 paid to Mr. Alderfer during the 1998, 1997 and 1996 fiscal years, respectively. The amount for the annual bonus during the 1997 fiscal year includes 12,210 shares of the Company's Class A Common Stock valued at a fair market value of $3.00 on the date of transfer. Mr. Alderfer received $20,192 for unused accrued vacation upon his termination.

(5) Dr. Gomer started employment with the Company on February 10, 1997. The amount for the annual bonus during the 1997 fiscal year represents a signing bonus.

                          OPTION GRANTS IN FISCAL YEAR

     The following table sets forth the grant of stock options made during the 1998 fiscal year to the CEO and the Named Executives:

                                                        % TOTAL OPTIONS
                                                          GRANTED TO
                                             OPTIONS   EMPLOYEES IN 1998   EXERCISE   EXPIRATION
NAME                                         GRANTED    FISCAL YEAR(1)     PRICE($)      DATE
----                                         -------   -----------------   --------   ----------
Irwin L. Gross.............................      --            --              --
Michail Itkis..............................      --            --              --
Thomas M. Metzler..........................      --            --              --
John W. Alderfer...........................      --            --              --
Frank Gomer................................   2,667                         2.625     02/19/2008
                                              5,000                         1.875     10/30/2008
                                              -----
                                              7,667          44.7%
                                              =====

------------------
(1) Based on a total of 17,167 options granted to employees during the 1998 fiscal year.

     On February 10, 1998, the Company's Board of Directors adopted a plan to reduce the exercise price on the stock options under the Company's 1994 and 1997 Plans. The exercise price on one-half of each outstanding option was reduced to $2.625 per share (the closing price for the Company's stock on February 10, 1998), provided that the option holder was still employed by the Company on October 10, 1998. A similar reduction in the exercise price for the remaining half of the options will occur April 10, 1999, provided the option holder is still employed by the Company at that time. The plan amendment was approved by the Board of Directors in recognition of the difficulty the Company was having in retaining key employees and that the existing options were not providing the expected incentive for the holders and were in fact lowering employee morale. The Board of Directors felt that the recent decline in the market price of the Common Stock had significantly diminished the incentive value of the Company's outstanding stock options and that the repricing was necessary to retain appropriate levels of incentive, retain key personnel and maintain competitive compensation levels. In making its decision, the Board decided to condition any repricing on the employee continuing to remain with the Company during the next year.

     As a result of this plan, 2,000 options and 2,500 options held by Dr. Gomer with exercise prices of $21.939 and $13.50, respectively, were repriced to $2.625 on October 10, 1998. Additionally, 2,000 options and 2,500 options held by Dr. Gomer with exercise prices of $21.939 and $13.50, respectively, will be repriced to $2.625 provided Dr. Gomer remains employed by the Company on April 10, 1999.

                AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

     The following table provides certain information regarding the number of exercisable and unexercisable options held by the CEO and the Named Executives as of October 31, 1998 (none of these persons exercised any options during the 1998 fiscal year):

                                                   NUMBER OF UNEXERCISABLE
                                                           OPTIONS
                                                     AT OCTOBER 31, 1998
NAME                                          (#) EXERCISABLE/UNEXERCISABLE (1)
----                                          ---------------------------------
Irwin L. Gross                                             --/--
Michail Itkis                                         130,000/--
Thomas M. Metzler                                      55,556/--
John W. Alderfer                                       38,889/19,444
Frank Gomer                                             4,844/11,323

------------------
(1) Subject to reduction as described above under "Option Grants in Fiscal Year," none of these options had an exercise price less than the closing bid price per share of the Class A Common Stock on the Nasdaq National Market of $1.688 at October 31, 1998.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company had an employment agreement through August 27, 1999 with Michail Itkis, the Company's former Chief Executive Officer, under which Mr. Itkis received a per annum base salary of $262,500. Pursuant to the agreement, if Mr. Itkis was terminated by the Company or if Mr. Itkis terminated his employment for any reason at least six months following a change of control, he was entitled to two times the annual base salary and two times the target bonus. The agreement also provided that Mr. Itkis would not compete with the Company during the term of the agreement and for a period of three years thereafter. Mr. Itkis resigned as an officer and director of the Company on September 15, 1998, and the terms of his employment agreement with respect to a change in control were effected, whereby Mr. Itkis received two times his annual base salary and two times his 1997 bonus. The Company is currently in the process of determining whether the bonus that Mr. Itkis received was proper.

     The Company had an employment agreement through November 25, 1998 (with an option to extend the agreement for one additional year) with Thomas M. Metzler, the Company's former President and Chief Operating Officer, under which Mr. Metzler received a per annum base salary of $341,250, plus a bonus if the Company met certain goals established by the Board of Directors. Pursuant to the agreement, if Mr. Metzler was terminated by the Company or if Mr. Metzler terminated his employment for any reason at least six months following a change of control, he was entitled to two times the annual base salary and two times the target bonus. In connection with the employment agreement, Mr. Metzler received options to purchase 83,333 shares of Class A Common stock which vest over two years from the grant date. Mr. Metzler resigned as an officer and director of the Company on September 15, 1998, and the terms of his employment agreement with respect to a change in control were effected, whereby Mr. Metzler received two times his annual base salary and two times the target bonus.

     The Company had an employment agreement through October 1, 1999 with John
W. Alderfer, the Company's former Chief Financial Officer, under which Mr. Alderfer received a per annum base salary of $210,000, plus a bonus if the Company met certain goals established by the Board of Directors. Pursuant to the agreement, if Mr. Alderfer was terminated by the Company or if Mr. Alderfer terminated his employment for any reason at least six months following a change of control, he was entitled to two times the annual base salary and target bonus. In connection with the employment agreement, Mr. Alderfer received options to purchase 58,333 shares of Class A Common Stock which vest over three years from the grant date. Mr. Alderfer resigned as an officer and director of the Company on September 15, 1998, and the terms of his employment agreement with respect to a change in control were effected, whereby Mr. Alderfer received two times his annual base salary and a target bonus.

DIRECTOR COMPENSATION

     Outside directors receive $1,000 for each meeting attended, whether attended in person or telephonically and $500 for each committee meeting. In addition, all directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any Committee thereof attended. Each director has also received grants of options under the Company's 1997 Stock Option Plan. See "-- Stock Options -- Directors' Options."

STOCK OPTIONS

     In October 1994, the Board of Directors adopted, and in November 1994 the Company's stockholders approved, the 1994 Stock option Plan (the "1994 Plan"). In August 1996 the stockholders approved an amendment to the 1994 Plan which increased the number of shares authorized under the plan to 800,000 shares of the Company's Class A Common Stock. The 1994 Plan expires in September 2004.

     In June 1997, the Company's stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). Options exercisable for a total of 500,000 shares of the Company's Class A Common Stock are issuable under the 1997 Plan. The 1997 Plan expires in June 2007.

     Under the 1994 Plan and the 1997 Plan, employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options ("non-qualified options"). The 1994 Plan and the 1997 Plan are administered by the Board of Directors or a committee of the Board of Directors. The 1994 Plan also provides for automatic grants of options to certain directors in the manner set forth below under "-- Directors' Options."

     Options granted under the 1994 Plan and the 1997 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan and the 1997 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive option granted under the 1994 Plan or the 1997 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, such options will be treated as non-qualified options to the extent that the fair market value of the optioned shares exceeds $100,000. Additionally, the aggregate number of shares of Class A Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Class A Common Stock which may be issued from time to time under the 1994 Plan. Options granted under the 1994 Plan and the 1997 Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship, unless otherwise agreed by the Company. However, under the 1994 Plan, options that are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Under the 1997 Plan, options that are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 6 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines.

     Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options.

     As of October 31, 1998, options to purchase an aggregate of 839,733 shares had been granted under the 1994 Plan at exercise prices ranging from $2.625 to $43.125 per share, of which 44,417 had been exercised and 351,150 had been forfeited. Accordingly, as of October 31, 1998, options to purchase 444,167 shares were outstanding under the 1994 Plan. No further options will be granted under the 1994 Plan. As of October 31, 1998, options to purchase an aggregate of 279,166 shares had been granted under the 1997 Plan at exercise prices ranging from $1.875 to $13.50 per share, of which none had been exercised and 37,723 had been forfeited. Accordingly, as of October 31, 1998, options to purchase 241,443 shares were outstanding under the 1997 Plan. The Company has agreed to reduce the exercise price on stock options under the Company's 1994 and 1997 Plans provided that the option holder is still employed by the Company on specified dates as described in "Executive Compensation -- Option Grants in Fiscal Year." The Company has filed registration statements with the Commission covering the 800,000 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Plan and 500,000 shares of Class A Common Stock issuable upon exercise of options granted under the 1997 plan.

DIRECTORS' OPTIONS

     The provisions of the 1994 Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company were granted a Director Option to purchase 10,000 shares of Class A Common Stock on March 7, 1995 ("Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending October 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Class A Common Stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director options are exercisable in four equal annual installments, commencing one year from the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors. The 1994 Plan and the 1997 Plan also allow grants to any director in addition to or in lieu of the foregoing automatic grants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORTUNET LICENSE

     In October 1994, the Company entered into an Intellectual Property License and Support Services Agreement with FortuNet, Inc. ("FortuNet"), which was amended and restated on November 7, 1996 (as amended, the "FortuNet License"). The FortuNet License grants the Company a worldwide, perpetual license to FortuNet's current and future patents, copyrights, trade secrets and related know-how covering a computerized system for use in all fields other than bingo halls. Further, this license is exclusive to the Company within the airline industry. As consideration, the Company must pay FortuNet an annual license fee of $100,000 in monthly installments through November 2002. The Company was previously also required to compensate FortuNet for certain development, support and maintenance services, but this obligation has been terminated effective November 7, 1996. Further, the restated version of the FortuNet License no longer prohibits the Company from engaging in any gaming activities outside of airplanes. In exchange for these amendments to the FortuNet License and certain other modifications, on November 7, 1996, the Company issued to FortuNet a warrant to purchase 16,667 shares of Class A Common Stock at a price of $29.25 per share, which was repriced on January 6, 1997 to $24.00 per share. Under the FortuNet License, an aggregate of $100,000 was paid to FortuNet in fiscal 1998.

     Yuri Itkis, a former director and a principal stockholder of the Company, is the President and sole stockholder of FortuNet and Boris Itkis, a former director of the Company and a son of Yuri Itkis, is an employee of FortuNet. Michail Itkis, the former Chief Executive Officer and a former director of the Company, is also a son of Yuri Itkis and was an employee of FortuNet until October 1994.

STOCKHOLDERS' AGREEMENT

     In October 1994, the Company entered into a stockholders' agreement with Yuri Itkis, Michail Itkis, Boris Itkis, Steven M. Fieldman, Donald H. Goldman and Lance Fieldman (the "Stockholders' Agreement"). In connection with the May 1996 and November 1996 resignations of Messrs. Goldman, Steven Fieldman and Lance Fieldman, and in connection with the execution of the Strategic Alliance Agreement with Hyatt, the parties to the Stockholders' Agreement entered into agreements which terminated the Stockholders' Agreement as to Messrs. Goldman, Steven Fieldman and Lance Fieldman, added Hyatt as a Stockholder under the Stockholders' Agreement, and amended certain terms of the Stockholders' Agreement. On November 10, 1997 with the termination of the Alliance Agreement with Hyatt, the Stockholders' Agreement was amended again to terminate Hyatt's rights.

     As amended, the Stockholders' Agreement provided that Michail Itkis and Yuri Itkis shall each be entitled to designate one nominee to the Company's Board of Directors. No other parties had any continuing right under the Stockholders' Agreement to nominate a director. Each stockholder who was a party to the Stockholders' Agreement agreed to vote all the shares of Common Stock owned by him for the election of the directors so nominated and not to take any action to remove any director so elected (except for the director(s) nominated by such stockholder). The Stockholders' Agreement was terminated on September 15, 1998.

PURCHASE OF SHARES

     Pursuant to the settlement of various lawsuits and other claims instituted by Barington Capital Group, L.P. ("Barington") against the Company, Ocean Partners and others, Ocean Partners purchased from Barington 99,542 shares of Class A Common Stock of the Company at $4.50 per share on October 21, 1998. The Company temporarily loaned the funds to Ocean Partners to effectuate such purchase and Ocean Partners has subsequently repaid such loan.

EMPLOYMENT MATTERS

     The Company has employment agreements with certain of its executive officers and has granted such officers options to purchase shares of Class A Common Stock. See "Executive Compensation -- Employment and Severance Agreements."

SEVERANCE AGREEMENTS

     Steven M. Fieldman served as a director of the Company and was employed by the Company as Vice President of Business Development pursuant to an agreement with the Company until he resigned from the position as of November 2, 1996. In connection with his resignation, the Company and Mr. Fieldman agreed that Mr. Fieldman will render certain limited consulting and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company during the period ending October 27, 1999. Mr. Fieldman will receive a fee of $55,000 per year for such services. In addition, the Company has agreed that, notwithstanding Mr. Fieldman's resignation, all of his outstanding employee or director stock options will continue to vest and be exercisable in accordance with their respective terms, except that vesting of 100,000 options granted August 27, 1996 will be partially accelerated. Mr. Fieldman has further agreed that he will vote his stock on all matters in proportion to the vote of the Company's other stockholders.

CONSULTING AND ADVISORY AGREEMENTS

     On September 15, 1998, the Company entered into consulting agreements with Messrs. Michail Itkis, Thomas M. Metzler and John W. Alderfer in connection with the Company's agreements with Swissair. In consideration for such services, the Company has agreed to pay Mr. Itkis $200,000 through September 15, 1999, Mr. Metzler $300,000 through June 15, 1999 and Mr. Alderfer $235,000 through March 15, 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 31, 1998 regarding the ownership of Class A Common Stock and Class B Common Stock by (i) each person known by the Company to own beneficially more than five percent of any class of outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive and (iv) all current executive officers and directors of the Company as a group.

                                                  CLASS B                       CLASS A                PERCENT
                                              COMMON STOCK(2)                 COMMON STOCK           OF TOTAL(3)
                                         --------------------------   ----------------------------   ------------
                                          NUMBER           PERCENT     NUMBER             PERCENT       VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  OF SHARES         OF CLASS   OF SHARES           OF CLASS      POWER
---------------------------------------  ---------         --------   ---------           --------   ------------
Irwin L. Gross                            743,704            59.8%     116,875              2.2%         35.9%
Ocean Castle Partners, LLC.

Charles T. Condy                               --              --           --               --            --

Stephen Schachman                              --              --           --               --            --

M. Moshe Porat                                 --              --           --               --            --

James W. Fox                                   --              --           --               --            --

Michail Itkis                             296,296(4)         23.8%     202,367(4)(5)        3.7%         15.4%

Steven M. Fieldman                        151,112(6)(7)      12.1%     118,333(5)(6)(7)     2.2%          8.0%(7)

Thomas M. Metzler                              --              --       85,344(5)           1.6%            *

John W. Alderfer                               --              --       58,502(5)           1.1%            *

Frank Gomer                                    --              --        4,844(5)             *             *

All then current executive officers and   743,704            59.8%     121,719              2.3%         35.9%
directors of the Company as a group (6
persons)

------------------

*    Less than 1%.

(1) Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock beneficially owned by them, subject to the Proxy Agreement between Ocean Partners, Yuri Itkis, Donald H. Goldman and Boris Itkis and are subject to the Stock Escrow Agreement. Ocean Partners only has voting power with respect to the shares of Class B Common Stock subject to the Proxy Agreement; it does not have investment power with respect to such shares. Except as otherwise indicated below, the address of each beneficial owner is c/o Interactive Flight Technologies, Inc., 4041 N. Central Avenue, Phoenix, Arizona 85012. Based on the most recent public information about the Company, (i) Ocean Castle Partners' address is 1811 Chestnut Street, Philadelphia, Pennsylvania, 19103, and (ii) Steven M. Fieldman's address is 700 Manhattan Avenue, Manhattan Beach, California 90266. Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Shares of Class B Common Stock convert on a share-for-share basis into shares of Class A Common Stock automatically upon their transfer to any person other than another holder of Class B Common Stock. Of the 1,244,445 shares of Class B Common Stock outstanding, 1,066,667 shares are held in escrow (the "Stock Escrow Agreement") and will be released to the holders only if the Company meets certain earnings or market price criteria. If the conditions are not met by January 31, 1999, such shares will be canceled and contributed to the Company's capital. Of the escrow shares, 416,667 shares will be released from escrow, on a pro rata basis if, and only if, the Company's pretax income amounts to at least $10,100,000 for fiscal 1998 or the closing bid price of the Company's Class A Common Stock is in excess of $60.00 for a 30-day period in the 18-month period subsequent to 18 months after the Company's public offering. The remaining 650,000 escrow shares will be released from escrow if, and only if, the Company's pretax income amounts to at least $14,500,000 for fiscal 1998 or the closing bid price of the Company's Class A Common Stock is in excess of $84.00 for a 30-day period in the 18-month period subsequent to 18 months after the Company's public offering. If none of the Class B shares are released from escrow, the voting rights in the Company would be significantly changed.

(3) Based on 1,244,445 shares of Class B Common Stock outstanding, 5,281,241 shares of Class A Common Stock outstanding, except that shares underlying options and warrants to purchase Class A Common Stock exercisable within sixty (60) days are deemed to be outstanding for purposes of calculating the percentage owned by the holder(s) of such options and warrants.

(4) Excludes shares owned by Yuri Itkis and Boris Itkis, Michail Itkis' father and brother, respectively, as to which shares Michail Itkis disclaims beneficial ownership.

(5) Includes shares issuable upon exercise of options exercisable within 60 days as follows: Michail Itkis -- 130,000 shares; Steven M. Fieldman -- 118,333 shares; Thomas M. Metzler -- 55,556 shares; John W. Alderfer -- 38,889 shares; Frank Gomer -- 4,844 shares; and all then executive officers and directors of the Company as a group -- 4,844 shares.

(6) Excludes shares owned by Lance Fieldman, Steven Fieldman's son, as to which shares Steven Fieldman disclaims beneficial ownership.

(7) Steven Fieldman has agreed to vote all shares on all matters in proportion to the vote of the Company's other stockholders. Steven Fieldman and Lance Fieldman have entered into an agreement on August 11, 1998, with Irwin L. Gross, whereby they both agreed to continue to vote all shares on all matters in proportion to the vote of the Company's other stockholders.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Class A Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the most recent fiscal year.

                           2000 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 2000 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 2000 Proxy Statement, they must be received by the Company at its principal executive offices, (Attn:
Secretary), on or prior to December 31, 1999. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's 2000 Proxy Statement for the Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     The cost of this solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, to which it will pay a fee of at least $6,000 and has agreed to reimburse it for its reasonable expenses. The Company has additionally agreed to indemnify D.F. King & Co., Inc. under certain circumstances. The Company will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners and serving as inspectors of election. The total estimated cost for this solicitation of proxies is $20,000.

     THE COMPANY SHALL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998, UPON THE WRITTEN REQUEST THEREFOR TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., 4041 N. CENTRAL AVENUE, SUITE B-200, PHOENIX, AZ 85012, ATTENTION: DAVID
N. SHEVRIN, SECRETARY.

                                          /S/ IRWIN L. GROSS
                                          -------------------------------
                                          Irwin L. Gross
                                          Chairman of the Board and Chief
                                          Executive Officer

January 20, 1999

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of January 20, 1999, by and between Interactive Flight Technologies, Inc., a Delaware corporation ("Oldco"), and New IFT Corporation, a Delaware corporation ("Newco"). Oldco and Newco are sometimes referred to herein as the "Constituent Corporations." The Boards of Directors of each of the Constituent Corporations deem it advisable and to the advantage of each Constituent Corporation that Oldco merge into Newco upon the terms and conditions herein provided.

     NOW, THEREFORE, the parties do hereby adopt the plan encompassed by this Merger Agreement and do hereby agree that Oldco shall merge into Newco on the following terms, conditions and other provisions:

                            I. TERMS AND CONDITIONS

     1.1 Merger. Oldco shall be merged with and into Newco, and Newco shall be the surviving corporation (the "Surviving Corporation") effective upon the date and time when this Merger Agreement, or a certificate of merger in lieu thereof, is filed with the Secretary of State of the State of Delaware (the "Effective Date").

     1.2 Succession. On the Effective Date, Newco shall succeed to all of the rights, privileges, powers and property, including without limitation all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description, of Oldco in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL").

     1.3 Common Stock of Oldco and Newco. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, (i) each share of Common Stock of Oldco, par value $.01 per share ("Oldco Common Stock"), issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock of Newco, par value $.01 per share ("Newco Common Stock"), (ii) each share of Newco Common Stock issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares and (iii) each share of Oldco Common Stock issued but held in the treasury of Oldco shall be cancelled.

     1.4 Preferred Stock of Oldco. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, each share Preferred Stock ("Oldco Preferred Stock," and together with the Oldco Common Stock, "Oldco Stock"), issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Newco Preferred Stock ("Newco Preferred Stock," and, together with the Newco Common Stock, "Newco Stock").

     1.5 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Oldco Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Newco Stock into which the shares of Oldco Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Newco or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Newco or its transfer agent, have and be entitled to exercise any voting or other right with respect to and to receive any dividend or other distribution upon the shares of Newco Stock evidenced by such outstanding certificate as above provided.

     1.6 Options. Upon the Effective Date, Newco will assume and continue all of Oldco's stock option plans, including but not limited to the Interactive Flight Technologies, Inc. 1994 Stock Option Plan and 1997 Stock Option Plan, and any other options, warrants or rights to acquire Oldco Stock and the outstanding and unexercised portions of all options, warrants or rights to acquire Oldco Stock shall become options for, warrants or rights to acquire the same number of shares of Newco Stock with no other changes in the terms and conditions of such options, warrants or rights to acquire, including exercise prices, and effective upon the Effective Date, Newco hereby assumes the outstanding and unexercised portions of such options, warrants or rights to acquire and the obligations of Oldco with respect thereto.

                  II. CERTIFICATE OF INCORPORATION AND BY-LAWS

     2.1 Certificate of Incorporation. The certificate of incorporation of Newco shall be the certificate of incorporation of the Surviving Corporation (the "Newco Charter"), provided, however, that Article FIRST of the Newco Charter shall be amended to read in its entirety as follows:

     The name of the corporation is Interactive Flight Technologies, Inc.

     2.2 By-laws. The By-laws of Newco in effect on the Effective Date shall continue to be the By-laws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

                          III. DIRECTORS AND OFFICERS

     3.1 Directors. The directors of Newco shall continue as directors of the Surviving Corporation.

     3.2 Officers. The officers of Oldco shall become the officers of the Surviving Corporation to serve at the pleasure of its Board of Directors.

                               IV. MISCELLANEOUS

     4.1 Further Assurances. From time to time, as and when required by Newco or by its successors and assigns, there shall be executed and delivered on behalf of Oldco such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in Newco the title to and possession of all the property, interests, assets, rights, privileges, immunities powers, franchises, and authority of Oldco and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Newco are fully authorized in the name and on behalf of Oldco or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2 Amendment. At any time before or after approval by the stockholders of the Constituent Corporations, this Merger Agreement may be amended in any manner (except as otherwise provided by the DGCL) as may be determined in the judgment of the respective Boards of Directors of Newco and Oldco to be necessary, desirable or expedient.

     4.3 Termination. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be terminated by the Board of Directors of either Oldco or Newco or both, notwithstanding the approval of this Merger Agreement by the stockholders of Oldco and Newco.

     4.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this merger Agreement, having first been duly approved by the Board of Directors of Oldco and Newco, is hereby executed on behalf of each Constituent Corporation by its duly authorized officer.

                                         INTERACTIVE FLIGHT TECHNOLOGIES, INC.

                                         By: /s/ IRWIN L. GROSS
                                             ----------------------------------


                                         NEW IFT CORPORATION

                                         By: /s/ IRWIN L. GROSS
                                             ----------------------------------

                                     PROXY
                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Irwin L. Gross and Charles T. Condy (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all shares of Common Stock of the undersigned in INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on February 4, 1999, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, in the manner indicated below and on the reverse side hereof.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on February 4, 1999 and the Proxy Statement of the Company, each dated January 19, 1999, and the Company's Annual Report for the fiscal year ended October 31, 1998.

   The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

   Please complete, sign on the reverse side and return promptly in the enclosed envelope.

   THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW AND ON THE REVERSE SIDE HEREOF. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE APPROVAL OF PROPOSALS 2, 3, 4 and 5.

1. ELECTION OF DIRECTORS

      / / FOR all nominees listed below (except as marked to the contrary below)

      / / WITHHOLD AUTHORITY to vote for all nominees listed below:

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________
   Nominees: M. Moshe Porat, Class I; James W. Fox, Class I.

   2. Reincorporation, pursuant to which the Company will elect not to be governed by Section 203 of the Delaware Law, thereby permitting the Company to engage in business transactions with Ocean Partners (or any interested stockholder) without requiring the approval of 66 2/3% of all stockholders excluding Ocean Partners (or the interested stockholder) and its affiliates and associates, as described more fully in the Proxy Statement accompanying this Proxy.

                     / / FOR       / / AGAINST       / / ABSTAIN

                    (PLEASE DATE AND SIGN ON REVERSE SIDE.)

   3. Proposal to approve the grant to Irwin L. Gross, Chief Executive Officer of the Company, options to purchase 600,000 shares of the Company's Class A Common Stock at fair market value on the date of grant, as described more fully in the Proxy Statement accompanying this Proxy.

                  / / FOR       / / AGAINST       / / ABSTAIN

   4. Proposal to approve an amendment to the Company's 1997 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Class A Common Stock for which options may be granted under the Plan to 775,000, as described more fully in the Proxy Statement accompanying this Proxy.

                  / / FOR       / / AGAINST       / / ABSTAIN

   5. Proposal to approve the Board of Directors' appointment of KPMG LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1999.

                  / / FOR       / / AGAINST       / / ABSTAIN

   6. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

                                          Dated: _______________________________

                                          ______________________________________
                                                        Signature

                                          ______________________________________
                                               Signatures, if held jointly

                                          ______________________________________
                                                  Title (if applicable)

                                          Please date and sign exactly as name
                                          appears on this proxy card, and
                                          promptly return in the enclosed
                                          envelope. When signing as guardian,
                                          executor, administrator, attorney,
                                          trustee, custodian, or in any other
                                          similar capacity, please give full
                                          title. If a corporation, sign in full
                                          corporate name by president or other
                                          authorized officer, giving title, and
                                          affix corporate seal. If a
                                          partnership, sign in partnership name
                                          by authorized person. In the case of
                                          joint ownership, each joint owner must
                                          sign.